                                                                     EXHIBIT 8.2



        OPINION OF AKERMAN, SENTERFITT & EIDSON, P.A. AS TO THE MATERIAL
          UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.

                 [AKERMAN, SENTERFITT S. EIDSON, P.A. LETTERHEAD]

                                        June 24, 1999



Medical Manager Corporation
3001 N. Rocky Point Drive East
Suite 400
Tampa, Florida 33607

                 Re: Agreement and Plan of Merger by and among Synetic, Inc., Marlin Merger Sub, Inc. and Medical Manager Corporation
                            dated as of May 16, 1999


Ladies and Gentlemen:


     You have requested our opinion as to certain United States federal income tax consequences of the contemplated merger (the "Merger") of Marlin Merger Sub, Inc. ("Merger Subsidiary"), a Delaware corporation and a direct wholly-owned subsidiary of Synetic, Inc. ("Parent"), a Delaware corporation, with and into Medical Manager Corporation (the "Company"), a Delaware corporation. The Merger will be consummated pursuant to the Agreement and Plan of Merger by and among Parent, Merger Subsidiary and the Company dated as of May 16, 1999 (the "Merger Agreement"). Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the Merger Agreement. At your request, in connection with the filing of the Registration Statement, we are rendering our opinion concerning certain federal income tax consequences of the Merger.



     In connection with rendering our opinion, we have reviewed the Merger Agreement, including the Exhibits thereto, the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 filed by Parent and the Company with the Securities and Exchange Commission on June 18, 1999, as it may be amended through the date hereof, and such other documents and corporate records as we have deemed necessary or appropriate as a basis therefor. We have assumed that the representations and warranties contained in the Merger Agreement are true, correct and complete as of the date hereof and will continue to be true, correct and complete through the Effective Time, and that the parties have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and the laws of the State of Delaware. We also have assumed that statements as to factual matters contained

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Medical Manager Corporation
June 24, 1999
Page 2

in the Joint Proxy Statement/Prospectus are true, correct and complete, and will continue to be true, correct and complete through the Effective Time. Finally, we have relied on the representations and covenants made by Parent, Merger Subsidiary and the Company contained in tax certificates attached hereto as Exhibits A and B, and we have assumed that such representations will continue to be true and correct through the Effective Time and that the covenants contained in the tax certificates will be complied with in all material respects.

     Based upon the foregoing, in reliance thereon and subject thereto, and based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgate thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service, and other administrative pronouncements, all as in effect on the date hereof, and assuming that the Merger and related transactions will be consummated in accordance with the terms of the Merger Agreement, it is our opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Subsidiary and the Company will be a party to such reorganization within the meaning of Section 368(b) of the Code. It is also our opinion that the discussion set forth under the caption "Material Federal Income Tax Consequences of the Merger" in the Joint Proxy Statement/Prospectus, insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, subject to the assumptions, limitations and qualifications set forth therein, is a fair and accurate summary of such matters. There can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.


     No opinion is expressed as to any matter not specifically addressed above, including the accuracy of the representations or reasonableness of the assumptions relied upon by us in rendering the opinion set forth above. Our opinion is based on current United States federal income tax law and administrative practice and we do not undertake to advise you as to any future changes in United States federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. We consent to the use of this opinion as an Exhibit to the Registration Statement, and to the reference to Akerman, Senterfitt & Eidson, P.A. under the caption "Material Federal Income Tax Consequences of the Merger" and elsewhere in the Joint Proxy Statement/Prospectus.



                                        Very truly yours,

                                        /s/ Akerman, Senterfitt & Eidson, P.A.
                                        --------------------------------------
                                            Akerman, Senterfitt & Eidson, P.A.
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                                  EXHIBIT "A"

                            TAX OPINION CERTIFICATE
                   SYNETIC, INC. and MARLIN MERGER SUB, INC.



                                 June 23, 1999


This TAX OPINION CERTIFICATE, made by the management of Synetic, Inc. ("Parent") to Akerman, Senterfitt & Eidson, provides certain representations that Akerman, Senterfitt & Eidson, P.A. will be relying upon in the issuance of an opinion as to certain federal income tax consequences arising from the consummation of the merger of Marlin Merger Sub, Inc. ("Merger Subsidiary"), a newly created and direct, wholly-owned subsidiary of Parent, with and into Medical Manager Corporation (the "Company") (the "Merger"). Capitalized terms used herein without definition have the respective meanings specified in the Agreement and Plan of Merger, dated as of May 16, 1999, between Parent, Merger Subsidiary and the Company (the "Merger Agreement").

The undersigned hereby certifies that he/she is an officer of Parent duly authorized to make the representations below on behalf of Parent and Merger Subsidiary. The undersigned hereby represents that the following matters are true on the date hereof and the following matters may be assumed to be true on the date the Merger is to be consummated:

The following representations are made in connection with the Merger:

     1. The Merger will be consummated in compliance with the terms of the Merger Agreement and, except for waivers and modifications disclosed to Akerman, Senterfitt & Eidson, none of the material terms and conditions therein have been waived or modified, and Parent has no plan or intention to waive or modify any of such terms and conditions except as otherwise disclosed to Akerman, Senterfitt & Eidson.

     2. Except as otherwise disclosed to Akerman, Senterfitt & Eidson, the representations and warranties of Parent and Merger Subsidiary contained in the Merger Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except to the extent expressly made as of an earlier date, in which case as of such date), except where failure to be so true and correct would not have, individually or in the aggregate, a Synetic Material Adverse Effect.

     3. The fair market value of the Parent Common Stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock exchanged in the Merger.

     4. At least 50 percent of the value of the shareholders' proprietary interests in the Company will be preserved as a proprietary interest in Parent received in exchange for Company

Common Stock. For purposes of this representation, proprietary interests will not be preserved to the extent that, in connection with the Merger: (i) an extraordinary distribution is made with respect to the stock of the Company;
(ii) a redemption or acquisition of stock of the Company is made by the Company or a person related to the Company; (iii) Parent or a person related to Parent acquires stock of the Company for consideration other than Parent stock; or
(iv) Parent redeems its stock issued in the Merger. Any reference to Parent or the Company includes a reference to any successor or predecessor of such corporation, except that the Company is not treated as a predecessor of Parent. A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of Section 1504 of the Code (without regard to the exceptions in Section 1504(b)) or they are related as described in Section 304(a)(2) of the Code (disregarding Treas. Reg.
Section 1.1502-80(b)), in either case whether such relationship exists immediately before or immediately after the acquisition. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used in this representation letter, the term "partnership" shall have the same meaning given to it in Section 7701(a)(2) of the Code.

     5. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of the Merger Subsidiary's net assets and at least 70 percent of the fair market value of the Merger Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Subsidiary to shareholders to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Subsidiary, respectively, immediately prior to the Merger.

     6. Prior to the Merger, Parent will be in control of Merger Subsidiary within the meaning of section 368(c) of the Code. For this purpose, the term "control" means the ownership of stock possession at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

     7. Parent has no present plan or intention to cause the Company to issued additional shares of its stock that, assuming Merger is consummated, would result in Parent losing control of the Company within the meaning of section 368(c) of the Internal Revenue Code.

     8. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

     9. Except for transfers described in Section 368(a)(2)(C) of the Internal Revenue Code and Treasury Regulations Section 1.368-1(d), Parent has no plan or intention to liquidate; to merger Company with or into another corporation; to sell or otherwise dispose of the stock of the Company; or cause Company to sell or otherwise dispose of any of its assets or of any of the assets acquired form Merger Subsidiary, except for dispositions made in the ordinary course of business.

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     10.  Merger Subsidiary will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

     11. Except as otherwise provided in the Agreement, each of the Parent, Merger Subsidiary, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

     12. Following the Merger, Parent will cause Company to continue its historic business or use a significant portion of its historic assets in a business.


     13. Neither Parent nor Merger Subsidiary is an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.


     14. On the date of the Merger, the fair market value of the assets of the Company will exceed its liabilities plus the amount of liabilities, if any, to which the assets are subject.

     15. There is no intercorporate indebtedness existing between Parent and the Company, or between Merger Subsidiary and the Company, that was issued, acquired or will be settled at a discount.

     16. The Company is not under the jurisdiction of a court in a Title 11 or similar case, within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.


     17. In the Merger, shares of Company stock representing control of the Company, as defined in section 368(c) of the Code, will be exchange solely for voting stock of Parent; for purposes of this representation, shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the Merger.


     18. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of the shares of the Company common Stock held by such shareholders-employees.

     19. Parent does not own, nor has it owned during the past five years, any shares of stock of Company.


     20. The payment of cash in lieu of fractional shares of the Parent Common Stock will be solely for purposes of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration.


     21. Parent has not adopted or modified any stock repurchase program in connection with the Merger.

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     I understand that Akerman, Senterfitt & Eidson, P.A., as counsel for
Medical Manager Corporation, will rely on this representation letter in rendering its opinion concerning certain of the federal income tax consequences of the Merger, and I hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.


                                        SYNETIC, INC.


                                        By: /s/ DAVID C. AMBURGEY
                                            ---------------------
                                            Name: David C. Amburgey
                                            Title: Vice President

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                                   EXHIBIT "B"


                             TAX OPINION CERTIFICATE
                           MEDICAL MANAGER CORPORATION



                                 June 23, 1999


This TAX OPINION CERTIFICATE, made by the management of Medical Manager Corporation (the "Company") to Akerman, Senterfitt & Eidson, provides certain representations that Akerman, Senterfitt & Eidson will be relying upon in the issuance of an opinion as to certain federal income tax consequences arising from the consummation of the merger of Marlin Merger Sub, Inc. ("Merger Subsidiary"), a newly-created and direct, wholly-owned subsidiary of Synetic, Inc. (the "Parent"), with and into the Company (the "Merger"). Capitalized terms used herein without definition have the respective meanings specified in the Agreement and Plan of Merger, dated as of May 16, 1999, between Parent, Merger Subsidiary, and the Company (the "Merger Agreement").

The undersigned hereby certifies that he/she is an officer of the Company duly authorized to make the representations below on behalf of the Company. The undersigned hereby represents that the following matters are true on the date hereof and the following matters may be assumed to be true on the date the Merger is to be consummated:

The undersigned representations are made in connection with the Merger:

         1. The Merger will be consummated in compliance with the terms of the Merger Agreement and, except for waivers and modifications disclosed to Akerman, Senterfitt & Eidson, none of the material terms and conditions therein have been waived or modified, and the Company has no plan or intention to waive or modify any of such terms and conditions.

         2. Except as otherwise disclosed to Akerman, Senterfitt & Eidson, the representations and warranties with respect to the Company contained in Article III of the Merger Agreement are true and correct in all material respects.

         3. The fair market value of the Parent Common Stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock exchanged in the Merger.

         4. At least 50 percent of the value of the shareholders' proprietary interests in the Company will be preserved as a proprietary interest in Parent received in exchange for Company Common Stock. For purposes of this representation, proprietary interests will not be preserved to the extent that, in connection with the Merger: (i) an extraordinary distribution is made with respect to the stock of the Company; (ii) a redemption or acquisition of stock of the Company is made by the Company or a person related to the Company; (iii) Parent or a person related to Parent acquires stock of the Company for consideration other than Parent stock; or (iv) Parent redeems its stock issued in the Merger. Any reference to Parent or the Company includes a reference to any successor or predecessor of such corporation, except that the Company is not treated as a predecessor of Parent. A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of Section 1504 of the Code (without regard to the exceptions in Section 1504 (b)) or they are related as described in Section 304(a)(2) of the Code (disregarding Treas. Reg.
Section 1.1502-80(b)), in either case whether such relationship exists immediately before or immediately after the acquisition. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used in this representation letter, the term "partnership" shall have the same meaning given to it in Section 7701(a)(2) of the Code.

         5. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of the Merger Subsidiary's net assets and at least 70 percent of the fair market value of the Merger Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Subsidiary to shareholders to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Subsidiary, respectively, immediately prior to the Merger.

         6. The Company has no present plan or intention to issue additional shares of its stock that, assuming the Merger is consummated, would result in Parent losing control of the Company within the meaning of section 368(c) of the Internal Revenue Code. For this purpose, the term "control" means the ownership of stock possession at least 80 percent of the total number of shares of all other classes of stock of the corporation.

         7. Except as otherwise provided in the Agreement, each of the Parent, Merger Subsidiary, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

         8. There is no intercorporate indebtedness existing between Parent and the Company, or between Merger Subsidiary of the Company, that was issued, acquired or will be settled at a discount.

         9. Following the Merger, Company will continue its historic business or use a significant portion of its historic assets in a business.

         10. Except for transfers permitted under Section 368(a)(2)(C) of the Internal Revenue Code and Treasury Regulations Section 1.368-1(d), Company has no plan or intention to liquidate; to merger after the Merger with or into another corporation; to sell or issue stock of Company after the Merger to persons other than Parent; to sell or otherwise dispose of any of its assets or of any of the assets of acquired form Merger Subsidiary, except for dispositions made in the ordinary course of business; or to reacquire directly, or indirectly through any of its subsidiaries, any of the stock of Parent.

         11. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in section 368(c) of the Internal Revenue Code.

         12. The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

         13. On the date of the Merger, the fair market value of the assets of the Company will exceed its liabilities plus the amount of liabilities, if any, to which the assets are subject.

         14. The Company is not under the jurisdiction of a court in a Title 11 or similar case, within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

         15. In the Merger, shares of Company stock representing control of the Company, as defined in section 368(c) of the Code, will be exchanged solely for voting stock of Parent; for purposes of this representation, shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the Merger.

         16. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of the shares of the Company Common Stock.

         I understand that Akerman, Senterfitt & Eidson, P.A., as counsel for Medical Manager Corporation, will rely on this representation letter in rendering its opinion concerning certain of the federal income tax consequences of the Merger, and I hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.


                                      MEDICAL MANAGER CORPORATION





                                     By:  /s/ Frederick B. Karl, Jr.
                                         ---------------------------------------
                                         Name:  Frederick B. Karl, Jr.
                                         Title: Vice President & General Counsel


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